As filed with the Securities and Exchange Commission on March 27, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

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SPECIAL MEETING CONTINUES – YOUR VOTE IS NEEDED

The Special Meeting has been adjourned to April 28, 2026, because the required vote has not been met.

Please vote today—every vote counts, even if you own just a few shares.

WHAT’S HAPPENING

Goldman Sachs has agreed to acquire Innovator Capital Management, the investment adviser to your ETF. Federal securities law requires shareholders in each ETF to approve a new advisory agreement as part of this change. Voting now helps ensure uninterrupted management of your fund.

WHAT YOU’RE VOTING ON • Approve the new investment advisory agreement (required due to the acquisition) • Elect 14 Trustees to the Board of Trustees

NOTHING CHANGES ABOUT YOUR FUND

✓    Same investment strategy and objectives

✓    Same portfolio managers and advisory team

✓    Same management fees

✓    Same shares. Your holdings are not affected.

After careful review, the Board of Trustees unanimously recommends you vote FOR both proposals.

VOTE NOW. IT TAKES LESS THAN 2 MINUTES.
VOTE NOW ProxyVote.com	SEE MATERIALS https://proxyvotinginfo.com/p/innovatoretfs2026	PHONE Call toll-free: (866) 210-4338	MAIL Sign and return your proxy card in the enclosed postage-paid envelope
DEADLINE: PLEASE VOTE BY APRIL 27, 2026

WHY YOUR VOTE MATTERS

Your vote is essential. Without enough votes, the meeting on your ETF must continue to be adjourned—delaying the vote and the additional resources Goldman Sachs intends to devote to your fund. A quick vote today helps complete the process and move your ETF forward.

Thank you for your continued investment in Innovator ETFs—and for taking a moment to vote.

Sincerely,

H. Bruce Bond

Chief Executive Officer, Innovator Capital Management, LLC

Questions? Call Sodali & Co. at (866) 210-4338 Weekdays 10 a.m. to 11 p.m. ET

INNOV ETFs – 2nd ADJ